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                                                                    EXHIBIT 23.1

CONSENTS OF EXPERTS AND COUNSEL






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements 333-21745, 333-39225 and 333-67925 of BWAY Corporation on Form S-8 of our report dated November 16, 2001, appearing in this Annual Report on Form 10-K of BWAY Corporation for the year ended September 30, 2001.


DELOITTE & TOUCHE LLP


Atlanta, Georgia

December 20, 2001